Exhibit 5

POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Sey-Hyo Lee, Beth Kramer, Jenna Smith, and Roman Koidl, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in the undersigned’s capacity as an officer or director of CoinShares PLC (the “Company”), to:

1.	Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the U.S. Securities and Exchange Commission (the “SEC”), or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 or any rule or regulation thereunder (“Section 13(d)” and “Section 13(g)”, respectively), or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Schedules 13D and 13G and Form 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

2.	Submit and file SEC Filings with the SEC utilizing the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or cause them to be submitted and filed by a person appointed as the account administrator or delegated administrator for the undersigned’s EDGAR Next account;

3.	File, submit or otherwise deliver SEC Filings to any U.S. national securities exchange on which the Company’s securities may be listed or traded;

4.	Act as an account administrator for the undersigned’s EDGAR Next account, including:

a.	add or remove, for and on behalf of the undersigned, any third party to the undersigned’s EDGAR Next account as account administrators, account users, technical administrators and delegated entities, as necessary, for such third party, for and on the undersigned’s behalf, to prepare, execute or submit any reports the undersigned is required to file with the SEC;

b.	maintain the security of the undersigned’s EDGAR Next account, including modification of access codes;

c.	maintain and modify the information on the undersigned’s EDGAR Next account dashboard and submit, for and on behalf of the undersigned, an annual confirmation to the SEC through the undersigned’s EDGAR Next account that the undersigned’s information and third party authorized roles displayed on the undersigned’s EDGAR Next account dashboard are accurate;

d.	act as the EDGAR point of contact with respect to the undersigned’s EDGAR Next account; and

e.	any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

5.	Cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and, pursuant to that delegation, authorize the Company’s EDGAR Next account administrators to appoint, remove or replace users for the undersigned’s EDGAR Next account;

6.	Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

7.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of or legally required by the undersigned.

8.	The undersigned acknowledges that:

a.	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b.	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c.	The foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13(d), Section 13(g) or Rule 144 or any liability of the undersigned for any failure to comply with such requirements; and

d.	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13(d) or Section 13(g), including, without limitation, the reporting requirements under Section 13(d) or Section 13(g).

9.	The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary, advisable or proper to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

10.	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D or 13G under Section 13(d) or 13(g) or Forms 144 under Rule 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 6, 2026.

Signature

/s/ Daniel Masters
Print Name: DANIEL MASTERS

[Signature Page to Power of Attorney]